LIMITED POWER OF ATTORNEY

The undersigned officers and Trustees of Muhlenkamp Fund (the “Fund”) hereby appoint Ronald Muhlenkamp and James S. Head as attorneys-in-fact and agents (“Attorneys”) with the power to execute and to file any of the documents referred to herein relating to the Fund under the Investment Company Act of 1940, as amended (the “1940 Act”) and the registration of the Fund’s securities under the Securities Act of 1933, as amended (the “Securities Act”) including the Fund’s Registration Statement on Form N-1A for the year 2004 to be filed with the United States Securities and Exchange Commission on or about December 15, 2004, any and all amendments thereto, including all exhibits and any documents required to be filed with respect thereto with any regulatory authority. Each of the undersigned grants to the said Attorneys full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she could do if personally present, thereby ratifying all that said Attorneys and agents may lawfully do or cause to be done by virtue hereof.

The undersigned officers and Trustees hereby execute this Limited Power of Attorney as of this 10th day of December 2004.

Name	Title

/s/ Alfred E. Kraft	Independent Trustee
Alfred E. Kraft

/s/ Terrence McElligott	Independent Trustee
Terrence McElligott

/s/ Ronald H. Muhlenkamp	President and Trustee
Ronald H. Muhlenkamp

/s/ James S. Head	Vice President and Treasurer
James S. Head